Exhibit 99.1

Callaway Golf Announces Results for Third Quarter and First Nine Months of 2005

     CARLSBAD, Calif.--(BUSINESS WIRE)--Oct. 26, 2005--Callaway Golf Company (NYSE:ELY) today announced its financial results for the quarter and nine months ended September 30, 2005, reporting significant improvements in both sales and earnings. Some of the details for the quarter include:

     -- Net sales of $220.6 million, as compared to $128.5 million in the third quarter of 2004.

     -- Net loss per share of $0.07 on 68.8 million shares, as compared to a net loss of $0.53 per share on 67.8 million shares in the third quarter of 2004.

     -- The net loss per share for the third quarter of 2005 includes after-tax charges of $0.08 per share associated with the integration of the Top-Flite operations acquired in late 2003 and the recently announced restructuring initiatives. The net loss per share for the third quarter of 2004 includes after-tax charges of $0.07 per share associated with the integration of the Top-Flite operations. Excluding these charges, the Company's pro forma fully diluted earnings per share for the third quarter of 2005 would have been $0.01, as compared to a pro forma net loss per share of $0.46 per share in the third quarter of 2004.

     Details for the first nine months of 2005 include:

     -- Net sales of $843.6 million, as compared to $790.2 million in the first nine months of 2004.

     -- Fully diluted earnings per share of $0.46 on 69.0 million shares, as compared to fully diluted earnings per share of $0.27 on 68.2 million shares for the first nine months of 2004.

     -- Fully diluted earnings per share for the first nine months of 2005 includes after-tax charges of $0.14 per share associated with the integration of the Top-Flite operations and the recently announced restructuring initiatives. Fully diluted earnings per share for the first nine months of 2004 includes after-tax charges of $0.20 per share associated with the integration of the Top-Flite operations. Excluding these charges, the Company's pro forma fully diluted earnings per share for the first nine months of 2005 would have been $0.60, as compared to pro forma fully diluted earnings per share of $0.47 for the first nine months of 2004.

     The year-to-date gains in earnings were tempered by increases in selling costs that were partially offset by savings in other operating areas. These increased selling costs reflect increased advertising and promotional expense and increased tour expense. The planned increase in selling expense for 2005 was intended to reinvigorate the Company's business following disappointing results in 2004, and the Company believes its investment in these activities has contributed to the increase in sales in 2005.
     "We are pleased with our third quarter top line results, but know we can do better in profitability," commented George Fellows, President and CEO. "As announced on September 29th, we have taken actions to lower costs while improving our internal processes. These actions are expected to generate savings in 2006 of between $50 and $60 million across the board. While a portion of these savings will be reinvested in growth initiatives, a majority will positively impact profitability. Our next step is to re-examine gross margins in an effort to further reduce costs while maintaining our high quality standards. We believe these actions along with improved and focused marketing will allow us to maximize shareholder value."
     For more details, including pro forma reconciliations to assist in year-over-year comparison, please see the attached "Supplemental Financial Information."

     The Company will be holding a conference call at 2:00 p.m. PDT today. The call will be broadcast live over the Internet and can be accessed at www.callawaygolf.com. To listen to the call, please go to the website at least 15 minutes before the call to register and for instructions on how to access the broadcast. A replay of the conference call will be available approximately two hours after the conclusion, and will remain available through 9:00 p.m. PST on Wednesday, November 2, 2005. The replay may be accessed through the Internet at www.callawaygolf.com or by telephone by calling 1-800-475-6701 toll free for calls originating within the United States or 320-365-3844 for International calls. The replay pass code is 800497.

     Disclaimer: Statements used in this press release that relate to future plans, events, financial results, performance or prospects, including statements relating to future shareholder value and statements relating to the restructuring initiatives, and the estimated savings, reinvestment and improved profitability related to such initiatives, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These statements are based upon current information and expectations. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to delays, difficulties, changed strategies, or unanticipated factors affecting implementation of the initiatives, as well as the general risks and uncertainties applicable to the Company and its business. For additional information concerning these and other risks and uncertainties, see Part I, Item 2 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, as well as other risks and uncertainties detailed from time to time in the Company's reports on Forms 10-K, 10-Q and 8-K subsequently filed from time to time with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

     Regulation G: The financial results reported in this press release have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). In addition to the GAAP results, the Company has also provided additional information concerning its results, which includes certain financial measures not prepared in accordance with GAAP. The non-GAAP financial measures included in this press release exclude (i) charges associated with the restructuring initiatives discussed in this press release and (ii) charges associated with the integration of the Callaway Golf Company and Top-Flite Golf Company operations. These non-GAAP financial measures should not be considered a substitute for any measure derived in accordance with GAAP. These non-GAAP financial measures may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management believes that the presentation of such non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provides additional useful information concerning the Company's operations without these charges. The Company has provided reconciling information in the text of this press release as well as in the supplemental financial information attached to this press release.

     Through an unwavering commitment to innovation, Callaway Golf Company creates products and services designed to make every golfer a better golfer. Callaway Golf Company manufactures and sells golf clubs and golf balls, and sells golf accessories, under the Callaway Golf(R), Top-Flite(R), Odyssey(R) and Ben Hogan(R) brands. For more information visit www.callawaygolf.com.


                        Callaway Golf Company
                Consolidated Condensed Balance Sheets
                            (In thousands)
                             (Unaudited)

                                           September 30, December 31,
                                               2005          2004
                                           ------------- -------------

ASSETS
Current assets:
  Cash and cash equivalents                     $54,596       $31,657
  Accounts receivable, net                      141,522       105,153
  Inventories, net                              211,163       181,230
  Deferred taxes                                 36,249        32,959
  Income taxes receivable                             -        28,697
  Other current assets                           16,142        14,036
                                           ------------- -------------
    Total current assets                        459,672       393,732

Property, plant and equipment, net              130,525       135,865
Intangible assets, net                          176,146       179,636
Deferred taxes                                    6,690         9,837
Other assets                                     16,247        16,667
                                           ------------- -------------
                                               $789,280      $735,737
                                           ============= =============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses         $94,452       $75,501
  Accrued employee compensation and
   benefits                                      26,044        20,215
  Accrued warranty expense                       13,773        12,043
  Line of credit                                      -        13,000
  Income taxes payable                            9,836             -
  Other current liabilities                          11            39
                                           ------------- -------------
    Total current liabilities                   144,116       120,798

Long-term liabilities                            28,085        28,622

Shareholders' equity                            617,079       586,317
                                           ------------- -------------
                                               $789,280      $735,737
                                           ============= =============


                        Callaway Golf Company
                       Statements of Operations
                (In thousands, except per share data)
                             (Unaudited)

                                              Quarter Ended
                                              September 30,
                                         ------------------------
                                           2005           2004
                                         ---------      ---------

Net sales                                $220,611  100% $128,457  100%
Cost of sales                             133,713   61%  102,386   80%
                                         ---------      ---------
Gross profit                               86,898   39%   26,071   20%
Operating expenses:
  Selling expenses                         69,744   32%   58,300   45%
  General and administrative expenses      19,531    9%   23,219   18%
  Research and development expenses         7,116    3%    7,855    6%
                                         ---------      ---------
Total operating expenses                   96,391   44%   89,374   70%
Loss from operations                       (9,493)  -4%  (63,303) -49%
Other income, net                             735          1,091
                                         ---------      ---------
Loss before income taxes                   (8,758)  -4%  (62,212) -48%
Income tax benefit                         (3,954)       (26,317)
                                         ---------      ---------
Net loss                                  $(4,804)  -2% $(35,895) -28%
                                         =========      =========

Earnings (loss) per common share:
  Basic                                    ($0.07)        ($0.53)
  Diluted                                  ($0.07)        ($0.53)
Weighted-average shares outstanding:
  Basic                                    68,849         67,847
  Diluted                                  68,849         67,847


                                            Nine Months Ended
                                              September 30,
                                         ------------------------
                                           2005           2004
                                         ---------      ---------

Net sales                                $843,600  100% $790,151  100%
Cost of goods sold                        477,363   57%  470,053   59%
                                         ---------      ---------
Gross profit                              366,237   43%  320,098   41%
Operating expenses:
  Selling                                 236,129   28%  203,991   26%
  General and administrative               59,855    7%   67,914    9%
  Research and development                 20,439    2%   23,523    3%
                                         ---------      ---------
Total operating expenses                  316,423   38%  295,428   37%
Income from operations                     49,814    6%   24,670    3%
Other expense, net                         (2,252)          (230)
                                         ---------      ---------
Income before income taxes                 47,562    6%   24,440    3%
Provision for income taxes                 15,614          6,075
                                         ---------      ---------
Net income                                $31,948    4%  $18,365    2%
                                         =========      =========

Earnings per common share:
  Basic                                     $0.47          $0.27
  Diluted                                   $0.46          $0.27
Weighted-average shares outstanding:
  Basic                                    68,436         67,641
  Diluted                                  69,028         68,235


                        Callaway Golf Company
           Consolidated Condensed Statements of Cash Flows
                            (In thousands)
                             (Unaudited)

                                                    Nine Months Ended
                                                      September 30,
                                                    ------------------
                                                      2005     2004
                                                    --------- --------
Cash flows from operating activities:
  Net income                                         $31,948  $18,365
  Adjustments to reconcile net income to net cash
   used in operating activities:
    Depreciation and amortization                     30,942   39,027
    Non-cash compensation                              5,733      101
    Loss on disposal of long-lived assets              1,109    4,270
    Tax benefit from exercise of stock options           951    1,882
    Net non-cash foreign currency hedging losses           -    1,723
    Deferred taxes                                    (2,110)  12,254
    Changes in assets and liabilities, net            (9,648) (31,490)
                                                    --------- --------
  Net cash provided by operating activities           58,925   46,132
                                                    --------- --------

Cash flows from investing activities:
  Capital expenditures                               (25,721) (16,065)
  Proceeds from sale of capital assets                    71      415
  Business acquisitions, net of cash acquired              -   (9,204)
                                                    --------- --------
  Net cash used in investing activities              (25,650) (24,854)
                                                    --------- --------

Cash flows from financing activities:
  Net payments on line of credit                     (13,000)       -
  Issuance of Common Stock                            13,589   18,649
  Dividends paid, net                                 (9,706) (14,232)
  Acquisition of Treasury Stock                          (39)  (6,298)
  Payments on financing arrangements                     (39)       -
                                                    --------- --------
  Net cash used in financing activities               (9,195)  (1,881)
                                                    --------- --------

Effect of exchange rate changes on cash and cash
 equivalents                                          (1,141)     781
                                                    --------- --------

Net increase in cash and cash equivalents             22,939   20,178
Cash and cash equivalents at beginning of period      31,657   47,340
                                                    --------- --------
Cash and cash equivalents at end of period           $54,596  $67,518
                                                    ========= ========


                        Callaway Golf Company
       Consolidated Net Sales and Operating Segment Information
                            (In thousands)
                             (Unaudited)

                           Net Sales by Product Category
         -------------------------------------------------------------
           Quarter Ended     Growth/    Nine Months Ended   Growth/
           September 30,    (Decline)     September 30,    (Decline)
         ----------------------------- -------------------------------
            2005     2004     $    %     2005     2004       $     %
         ----------------------------- -------------------------------
Net
 sales:
Woods    $62,881  $14,329 $48,552 339% $197,928 $213,563 $(15,635) -7%
Irons     60,258   36,298  23,960  66%  279,892  219,792   60,100  27%
Putters   22,374   15,588   6,786  44%   88,198   81,731    6,467   8%
Golf
 balls    50,384   41,128   9,256  23%  180,176  187,755   (7,579) -4%
Accessories
 and
 other    24,714   21,114   3,600  17%   97,406   87,310   10,096  12%
         ----------------------------- -------------------------------
        $220,611 $128,457 $92,154  72% $843,600 $790,151  $53,449   7%
         ============================  ===============================


                                Net Sales by Region
         -------------------------------------------------------------
           Quarter Ended     Growth/    Nine Months Ended   Growth/
           September 30,    (Decline)     September 30,    (Decline)
         ----------------------------- -------------------------------
            2005     2004     $    %     2005     2004       $     %
         ----------------------------- -------------------------------
Net sales:
United
 States $119,051  $71,421 $47,630  67% $485,605 $460,381  $25,224   5%
Europe    36,428   21,867  14,561  67%  144,159  146,922   (2,763) -2%
Japan     25,729   10,065  15,664 156%   80,856   58,399   22,457  38%
Rest of
 Asia     18,874    9,924   8,950  90%   52,603   43,045    9,558  22%
Other
 foreign
countries 20,529   15,180   5,349  35%   80,377   81,404   (1,027) -1%
         ----------------------------- -------------------------------
        $220,611 $128,457 $92,154  72% $843,600 $790,151  $53,449   7%
         ============================  ===============================


                           Operating Segment Information
         -------------------------------------------------------------
           Quarter Ended     Growth/    Nine Months Ended   Growth/
           September 30,    (Decline)     September 30,    (Decline)
         ----------------------------- -------------------------------
            2005     2004     $    %     2005     2004       $     %
         ----------------------------- -------------------------------
Net sales:
Golf
 clubs  $170,227  $87,329 $82,898  95% $663,424 $602,396  $61,028  10%
Golf
 balls    50,384   41,128   9,256  23%  180,176  187,755   (7,579) -4%
         ----------------------------- -------------------------------
        $220,611 $128,457 $92,154  72% $843,600 $790,151  $53,449   7%
         ============================  ===============================
Income before
 provision for
 income taxes(1):
Golf
 clubs    $8,685 $(50,118)$58,803 117%  $82,429  $59,582  $22,847  38%
Golf
 balls    (7,700)  (5,173) (2,527)-49%       43   (3,064)   3,107 101%
Reconciling
 items(2) (9,743)  (6,921) (2,822)-41%  (34,910) (32,078)  (2,832) -9%
         ----------------------------- -------------------------------
         $(8,758)$(62,212)$53,454  86%  $47,562  $24,440  $23,122  95%
         ============================  ===============================

(1) Prior period amounts have been reclassified to conform with current period presentation.

(2) Represents corporate general and administrative expenses and other income (expense) not utilized by management in determining segment profitability.


                        Callaway Golf Company
                  Supplemental Financial Information
                (In thousands, except per share data)
                             (Unaudited)

                                                Quarter Ended
             Quarter Ended September 30,        September 30,
           -------------------------------- --------------------------
                         2005                       2004
           -------------------------------- --------------------------
                       In-    Re-    Total              In-   Total
           Pro Forma tegra-  struc-   as    Pro Forma  tegra-  as
            Callaway  tion   turing   Re-    Callaway  tion    Re-
              Golf   Charges Charges ported    Golf   Charges ported
           -------------------------------- --------------------------
Net sales  $220,611     $-      $- $220,611 $128,457     $-  $128,457
Gross
 profit      90,283  (1,248) (2,137) 86,898   30,891  (4,820)  26,071
% of sales       41%    n/a     n/a      39%      24%    n/a      20%
Operating
 expenses    91,299     985   4,107  96,391   86,726   2,648   89,374
             -------------------------------- ------------------------
Income (loss)
 from
 operations  (1,016) (2,233) (6,244) (9,493) (55,835) (7,468) (63,303)
Other income
 (expense),
 net            735      -       -      735    1,091      -     1,091
             -------------------------------- ------------------------
Income (loss)
 before
 income taxes  (281) (2,233) (6,244) (8,758) (54,744) (7,468) (62,212)
Provision
 (benefit)
 for income
 taxes         (733)   (848) (2,373) (3,954) (23,219) (3,098) (26,317)
             -------------------------------- ------------------------
Net income
 (loss)        $452 $(1,385)$(3,871)$(4,804)$(31,525)$(4,370)$(35,895)
             =========================================================

Diluted
 earnings
 (loss) per
 share:       $0.01  $(0.02) $(0.06) $(0.07)  $(0.46) $(0.06)  $(0.53)
Weighted-
 average
 shares
outstanding: 68,849  68,849  68,849   68,849  67,847  67,847   67,847


            Nine Months Ended September 30,    Nine Months Ended
                                                 September 30,
           -------------------------------- --------------------------
                         2005                        2004
           -------------------------------- --------------------------
                       In-    Re-    Total              In-   Total
           Pro Forma tegra-  struc-   as    Pro Forma  tegra-  as
            Callaway  tion   turing   Re-    Callaway  tion    Re-
              Golf   Charges Charges ported    Golf   Charges ported
           -------------------------------- --------------------------
Net sales  $843,600     $-     $-  $843,600 $790,151     $-  $790,151
Gross
 profit     373,999  (5,625) (2,137) 366,237 334,256 (14,158) 320,098
% of sales       44%    n/a     n/a       43%     42%    n/a       41%
Operating
 expenses   308,621   3,695   4,107  316,423  286,322  9,106  295,428
             -------------------------------- ------------------------
Income (loss)
 from
 operations  65,378  (9,320) (6,244)  49,814   47,934 (23,264) 24,670
Other income
 (expense),
 net         (2,252)     -       -    (2,252)    (230)      -    (230)
             -------------------------------- ------------------------
Income (loss)
 before
 income taxes 63,126 (9,320) (6,244)  47,562   47,704  (23,264) 24,440
Provision
 (beneift)
 for income
 taxes        21,528 (3,541) (2,373)  15,614   15,078   (9,003)  6,075
             -------------------------------- ------------------------
Net income
 (loss)      $41,598 $(5,779)$(3,871) $31,948 $32,626 $(14,261)$18,365
             =========================================================

Diluted
 earnings
 (loss) per
 share:        $0.60  $(0.08) $(0.06)   $0.46   $0.48  $(0.21)   $0.27
Weighted-
 average
 shares
 outstanding:  69,028  69,028  69,028  69,028  68,235  68,235   68,235


     CONTACT: Callaway Golf Company
              Brad Holiday/Patrick Burke/Larry Dorman
              760-931-1771